FOR IMMEDIATE RELEASE

INVESTOR AND MEDIA CONTACT
Qrons Inc.
Mr. Jonah Meer
E: jmeer@qrons.com
P: 786-620-2140

QRONS EXERCISES DARTMOUTH OPTION

Miami, Florida, March 26, 2018 /ACCESSWIRE/ – Qrons Inc. (OTCPK: QRON) ("Qrons" or the "Company") a preclinical biotechnology company developing advanced cell-based solutions to combat neuronal injuries with a laser focus on traumatic brain injuries  ("TBIs") announced today that it was exercising its option under its September 27, 2017 Option Agreement with Dartmouth College ("Dartmouth") to enter into good faith negotiations with Dartmouth for a worldwide, exclusive license agreement for the intellectual property related to 3D printable materials in the field of human and animal health.

The Option Agreement provided Qrons the opportunity to evaluate the intellectual property, potential products and markets and for further research to develop the intellectual property. Qrons is satisfied with the results of its initial evaluation and joint research and is exercising its option before the end of the one-year option period, in order to finalize definitive license terms, as it continues further evaluation and research.
Stated Ido Merfeld, co-Founder, President and Head of Product, "our evaluation results in the lab have to date been very promising and we are hopeful that the Dartmouth technology will continue to show what we believe are positive results. Working with Professor Ke and his team at Dartmouth has been both scientifically and personally rewarding. "
Co-Founder and CEO, Jonah Meer, Ido Merfeld and Qrons' head of research and development, Liat Hammer, PhD, are scheduled to visit Dartmouth in early April to meet with Professor Ke and Dartmouth personnel in furtherance of the joint research being conducted, as well as related business matters.
About Qrons Inc.

Headquartered in Miami, Florida, the Company is a publicly traded preclinical stage biotechnology company developing advanced cell-based solutions to combat neuronal injuries with a laser focus on traumatic brain injuries. The technology could potentially treat a wide range of neurodegenerative diseases. The Company's treatment integrates proprietary, engineered mesenchymal stem cells 3D printable scaffolding, smart materials and a novel delivery system. The Company entered into a license and research funding agreement ("License Agreement") with Ariel University R&D Co., Ltd., a wholly owned subsidiary of Ariel University, based in Ariel, Israel.  In consideration for payments under the License Agreement, the Company received an exclusive worldwide royalty-bearing license in Ariel patents and know-how to develop and commercialize products for neuronal tissue regeneration and/or repair, resulting from Ariel's research or technology or the Company's research funding. The Company is also conducting a research study with Professor Chenfeng Ke of the Chemistry Department at Dartmouth College aiming to develop innovative 3D printable, biocompatible advanced materials and stem cell delivery techniques to treat TBI. The Company entered into an Option Agreement with Dartmouth in September 2017 for a one-year exclusive option to negotiate, a worldwide, royalty‑bearing, exclusive license for Professor Ke's 3D printable materials in the field of human and animal health. Please visit http://www.qrons.com.

Safe Harbor Statement
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning our future product development plans, other statements regarding future research, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company's actual operations, results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as "anticipates," "believes," "hopes," "estimates," "looks," "expects," "plans," "intends," "goal," "potential," "may," "suggest," and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company's need for, and the availability of, substantial capital in the future to fund its operations and research and development; successful development of clinical studies for any product we may develop, U.S. Food and Drug Administration clearance for any products developed, manufacturing of a commercially-viable version of our system and demonstration of safety and effectiveness sufficient to generate commercial orders by customers for any product we may develop. A more complete description of these risk factors is included in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.